Byline Bancorp, Inc. 4Q22 Earnings Presentation January 26, 2022 Exhibit 99.2

2 Forward-Looking Statements Forward-Looking Statements This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication. Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures. Current Expected Credit Loss (“CECL”) Adoption In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-13 Financial Instruments - Credit Losses (Topic 326) on the recognition of credit losses, otherwise known as the current expected credit loss standard, or "CECL", which replaces the incurred loss impairment methodology with a methodology that reflects current expected credit losses. As an emerging growth company, we elected to delay the adoption of the standard in accordance with ASU No. 2019-10, Effective Dates, which delayed the effective date of the ASU for entities not classified as Public Business Entities. The Company’s EGC status expired during 2022, requiring CECL adoption be reflected in our December 31, 2022 financial statements and Form 10-K. The Company adopted CECL on December 31, 2022, and has applied it retroactively to the period beginning January 1, 2022 using the modified retrospective method of accounting. Adoption of CECL includes both a $10.1 million retroactive equity adjustment to January 1, 2022 (Day 1) and a $1.7 million fourth quarter adjustment to earnings (net of tax) to account for the difference in provision for credit losses between CECL and the incurred loss methodology for the first three quarters of 2022. Results for reporting periods beginning after September 30, 2022 are presented under the new standard, while prior quarters previously reported are "Recast" as if the new standard had been applied since January 1, 2022. Refer to Appendix A in the Fourth Quarter 2022 Earnings Release for recast prior quarter financial information as a result of the adoption of the new standard. Ongoing impacts of the CECL methodology will be dependent upon changes in economic conditions and forecasts, originated and acquired loan portfolio composition, credit performance trends, portfolio duration, and other factors.

Full Year 2022 Summary Performance Highlights Reported net income of $88.0 million, or EPS of $2.34, on revenue of $322.6 million Solid PTPP ROA of 1.97%, ROA of 1.25%, ROTCE of 15.15% Delivered full year diversified loan growth of 19%, funded by high quality deposit base which grew 10% YoY Maintained strong capital ratios with CET1 at 10.20% and TCE/TA(1) at 8.42% Credit quality remained stable with NCOs of 0.23%, down 14 bps Y/Y Exited emerging growth company status and adopted the Current Expected Credit Loss (“CECL”) accounting standard Revenue EPS Efficiency ratio Total Assets Total Loans and Leases Total Deposits 4% Y/Y $322.6 million 3% Y/Y $2.34 Improved 228 bps Y/Y 54.99% $7.4 billion $5.4 billion $5.7 billion 3 10% Y/Y 10% Y/Y 19% Y/Y Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

Credit quality remained stable with: NPA/Assets of 0.55%, down 9 bps QoQ NPLs (ex. gov gtd) decreased 14 bps to 0.62% in 4Q22 NCOs of 0.23%, up 9 bps QoQ ACL as percent of loans and leases of 1.51%, flat QoQ ROAA & ROTCE(1) PTPP Net Income & EPS Fourth Quarter 2022 Highlights $0.65 per diluted share $24.4 million 17.21% ROTCE 1.33% ROAA 2.05% PTPP ROA $37.6 million Profitability Credit Quality Capital Grew Pre-Tax Pre-Provision Net Income 8.4% QoQ to $37.6 million, driven by higher net interest income Solid broad-based total loan growth of 12.0% annualized Net interest margin (FTE)(1) expanded 36 bps to 4.40% Earning assets yields increased 70 bps to 5.39% driven by: Loan yields expanding 79 bps Deposit costs increased 30 bps CET1 and Total Capital ratios remained solid at 10.20% and 13.00% TCE/TA(1): 8.42% Returned $30.8 million capital to common stockholders through dividends and share repurchases in 2022 Repurchased 689,068 shares of common stock during 2022 at a cost of $17.3 million Authorization of a new 1.25 million share repurchase program 4 Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

Pre-Tax Pre-Provision Net Income ($ in millions) Quarterly Pre-Tax Pre-Provision Net Income and ROAA(1) 5 Annual Pre-Tax Pre-Provision Net Income and ROAA(1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. As we are investing in people and technology with the goal of improving growth and efficiency… …our strategy is producing record PTPP; driving sustained profitability and delivering positive operating leverage

Loan and Lease Trends ($ in millions) Excludes PPP Loans. Total Loans & Leases and Average Yield Portfolio Composition Repricing Mix Originations and Payoffs(1) Total loans and leases were $5.5 billion at 4Q22, an increase of $160.0 million, or 12.0% annualized Originated $269.0 million in new loans, net of loan sales in 4Q22 compared to $303.2 million in 3Q22 Production driven by commercial of $105.0 million and lease originations of $74.4 million Payoff(1) activity decreased by $42.0 million from 3Q22 Net commitments increased $59.8 million from 3Q22 Line usage of 55.8% in 4Q22, flat from 3Q22 Highlights 6 Total Loans and Leases % change QoQ YoY 3.0% 18.8%

(1) $ Balance % of Portfolio Unguaranteed $379.4 7.0% Guaranteed 99.5 1.8% Total SBA 7(a) Loans $478.9 8.8% Unguaranteed $41.4 0.8% Guaranteed 21.6 0.4% Total USDA Loans $63.1 1.2% Unguaranteed Loan Portfolio by Industry A leading SBA 7(a) lender for Government Fiscal Year 2022 #5 SBA 7(a) lender in the United States Closed $120.9 million loan commitments in 4Q22 SBA 7(a) portfolio $478.9 million, down $2.6 million from 3Q22 ACL/Unguaranteed loan balance ~ 8.9% Servicing $1.7 billion in government guaranteed loans for investors Government-Guaranteed Lending ($ in millions) On Balance Sheet SBA 7(a) & USDA Loans Total SBC Closed Loan Commitments Highlights Represents sectors with less than 5% of the total portfolio. 7

Cost of Interest Bearing Deposits Total deposits were $5.7 billion, up 5.8% annualized from 3Q22 Non-interest-bearing deposits flat QoQ Strong inflows of time deposits, primarily due to promotional campaigns Maintained a solid deposit mix with non-interest bearing DDAs representing 37.6% of total deposits Commercial deposits accounted for 48.5% of total deposits and represent 77.5% of all non-interest bearing deposits Cumulative total deposit beta remains low at ~15% Deposit Trends ($ in millions) Deposit Composition Highlights Average Non-Interest Bearing Deposits Deposit Beta(1) Interest-Bearing Deposits: 25% Total Deposits: 15% 8 Beta calculation is based on change in deposit cost divided by change in Fed Funds from 4Q21 to 4Q22. Total Deposits % change QoQ YoY 1.5% 10.5%

Net interest income was $76.6 million, up 11.6% from 3Q22 Net interest margin increased 36 basis points from 3Q22 to 4.39% Asset sensitive profile supported QoQ margin expansion Loan and lease yield of 6.31%, up 79 basis points from 3Q22 Interest Rate Sensitivity Interest rate risk position slightly less asset sensitive +$5 million in net interest income per 25 bps in Fed tightening SBA asset repricing lag – Q4 rate increases effective in Q1 NIM Bridge Net Interest Income and Net Interest Margin Trends Net Interest Income Highlights NIM, Yields, and Costs 9 Net Interest Income % change QoQ YoY 11.6% 24.1%

Government Guaranteed Loan Sales $86.0 million of guaranteed loans sold in 4Q22, compared to $75.4 million in 3Q22 Loans held for sale increased to $47.8 million in 4Q22 from $34.0 million in 3Q22 Non-interest income was $11.5 million, a decrease of $0.6 million from 3Q22 $3.5 million loan servicing asset revaluation charge due to higher discount rates Lower premiums resulting in a decrease in net gains on sales of loans Volume Sold and Average Net Premiums Non-Interest Income Trends ($ in millions) Total Non-Interest Income Highlights Net Gains on Sales of Loans 10

(1) Non-interest expenses increased to $50.5 million from $46.0 million in 3Q22, primarily attributable to: $2.2 million in higher salaries and employee benefits mainly due to increased incentive compensation expense $1.2 million increase in other non-interest expense, which includes a disposition in leasehold improvements Increase in loan and leases related expenses, mainly due to higher expenses associated with originations of government guaranteed loans Increase in legal, audit and other professional fees related to acquisition activities Efficiency ratio stood at 55.53% at 4Q22 Achieved positive operating leverage for FY22 despite inflationary environment Investing in the future while maintaining Expense Discipline Non-Interest Expense Trends ($ in millions) Non-Interest Expense Highlights Efficiency Ratio 11 Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. Balancing continuous improvements and investing for growth Balancing physical branch presence with digital offerings Prudent and disciplined expense management to drive full-year positive operating leverage while investing for the future

Note: Delinquencies represent accruing loans and leases past due 30 days or more. Delinquencies to Total Loans and Leases represent delinquencies divided by period end loans and leases. Strong asset quality continues to reflect Byline’s prudent risk culture and diverse loan and lease portfolio Non-performing assets to total assets declined to 0.55% in 4Q22 from 0.64% in 3Q22 NPLs / total loans and leases decreased 13 bps to 0.66% in 4Q22 from 0.80% in 3Q22 NCOs / average loans and leases were 23 bps in 4Q22 Delinquencies Asset Quality Trends ($ in millions) Net Charge-offs Highlights NPLs / Total Loans & Leases 12 NCO Ratio bps change QoQ YoY 9 bps -14 bps

CECL Adoption ($ in thousands) 13 Excludes unfunded commitments. In addition to the cumulative adjustment to retained for loans and leases, there was also an adjustment for unfunded commitments of $1,179. CECL Adoption Change ACL - Loans and Leases Overall CECL Impact On December 31, 2022, the Company adopted Current Expected Credit Loss (CECL) Day 1 impacts: $12.2 million increase in reserves, reflecting a $3.1 million allocation to PCI loans transitioning to PCD. $1.6 million increase in reserves for unfunded commitments No Allowance for Credit Losses was allocated to Securities Held to Maturity Provision for credit losses on loans for Q4 was $5.4 million, driven by additional allocations for economic uncertainty related to the impact of higher interest rates on borrowers' debt service. The average quarterly unemployment rate used in Company's reasonable and supportable forecast increased by 12 basis points from prior period Provision for credit losses on unfunded commitments for Q4 was $426,000 resulting primarily from a higher unfunded balances on C&I loans The Company has opted into the regulators' joint CECL transition provision, which allows the Company to phase in the negative adjustment over three years beginning 1/1/2022 Impact of Adoption(1) January 1, 2022 Increase to allowance for originated loans $ 10,498 Decrease to allowance for PCD loans (38) Increase to allowance for acquired non-impaired loans 1,708 Income tax effect (3,250) Decrease to retained earning upon adoption(2) $ 8,918

CECL Adoption ($ in thousands) 14 CECL Adoption - Allocation by Loan Classification For Year Ended 2022 Commercial Real Estate Residential Real Estate Construction, Land Development and Other Commercial and Industrial Installment and Other Lease Financing Receivables Total Beginning balance $ 16,918 $ 1,628 $ 522 $ 33,129 $ 9 $ 2,806 $ 55,012 Impact of CECL Adoption 6,367 1,047 1,191 1,253 9 2,301 12,168 Provision (recapture) for credit losses(1) 5,252 907 1,476 12,002 (9) 3,046 22,674 Charge-offs (3,837) (1,208) (94) (5,377) (7) (1,472) (11,995) Recoveries 1,361 766 39 882 22 995 4,065 Ending balance $ 26,061 $ 3,140 $ 3,134 $ 41,889 $ 24 $ 7,676 $ 81,924 Allowance for Credit Losses for the Year ended December 31, 2022 Excludes unfunded commitments. ACL-to-Gross Loans – CECL vs. Incurred Loss ACL-to-Gross Loans by Loan Type 12/31/2021 Day 1 1/1/2022 12/31/2022 Commercial Real Estate 1.02% 1.40% 1.36% Residential Real Estate 0.34% 0.56% 0.64% Construction, Land Development and Other Land 0.16% 0.53% 0.71% Commercial and Industrial 1.94% 2.02% 2.04% Installment and Other 0.66% 1.32% 1.36% Lease Financing Receivables 0.78% 1.42% 1.46% Total 1.21% 1.48% 1.51%

Strong Liquidity and Capital Position

Capital Ratios


14.70%
10.11%
13.72%
9.21%
13.09%
8.53%
13.02%
8.10%
13.00%
8.42%
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Total Capital Ratio (1)
TCE / TA (2)

Highlights

- $1.9 billion of available on balance sheet liquidity
  - Cash and cash equivalents of $179.4 million
  - Loans/Deposits essentially flat at 96.0% QoQ
- $1.4 billion investment portfolio (~99.7% AFS); duration: 5.5 years
  - AOCI / TCE[1]: ~19.4%
- $550 million of balance sheet hedges to protect market value risk
  - Strong TCE/TA[1]: 8.42% | TCE excluding AOCI / TA[1]: 9.90%

Common Equity Tier 1


11.39%
10.24%
10.20%
Q4 2021
Q3 2022
Q4 2022

Return on Average Tangible Common Equity


16.38%
10.94%
14.02%
14.02%
15.31%
15.31%
14.17%
14.17%
17.75%
17.21%
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Reported
Adjusted

Capital Returns to Stockholders

- The Company did not repurchase any shares during 4Q22
- Declared common stock dividend of $0.09 per share in 4Q22
- Dividend Yield: 1.59% | FY22 Dividend payout ratio: 15.38%
- Continued focus on disciplined capital allocation and risk-adjusted returns

Total Payout (Dividend & Share Rep.) 35.1% YTD

(1) As reported prior to CECL adoption.
(2) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

Byline Bancorp, Inc. | 15 |

2023 Strategic Priorities and Near-Term Outlook Commercial banking strategy focused on organic loan and deposit growth Investing in digital capabilities and automation Opportunistic M&A and talent additions Maintain a strong balance sheet and capital flexibility Disciplined loan and deposit pricing Maintain credit discipline and strong asset quality 16

4Q22 Earnings Presentation Appendix

Five Quarter Financial Summary

	As of or For the Three Months Ended				
(dollars in thousands, except per share data)	December 31, 2022	Recast September 30, 2022	Recast June 30, 2022	Recast March 31, 2022	December 31, 2021
Income Statement					
Net interest income	$ 76,604	$ 68,635	$ 61,760	$ 58,331	$ 61,728
Provision (recapture) for credit losses	5,826	7,208	4,286	6,559	(1,293)
Non-interest income	11,455	12,043	14,273	19,543	19,014
Non-interest expense	50,500	46,041	43,585	43,956	58,968
Income before provision for income taxes	31,733	27,429	28,162	27,359	23,067
Provision for income taxes	7,366	7,020	6,382	5,961	5,878
Net income	24,367	20,409	21,780	21,398	17,189
Dividends on preferred shares	—	—	—	196	196
Net income available to common stockholders	$ 24,367	$ 20,409	$ 21,780	$ 21,202	$ 16,993
Diluted earnings per common share[(1)]	$ 0.65	$ 0.55	$ 0.58	$ 0.56	$ 0.45
Balance Sheet					
Total loans and leases	$ 5,421,258	$ 5,275,126	$ 5,167,716	$ 4,787,607	$ 4,537,128
Total deposits	5,695,121	5,612,456	5,388,377	5,530,102	5,155,047
Tangible common equity[(1)]	606,929	575,321	593,555	613,698	660,386
Balance Sheet Metrics					
Loans and leases / total deposits	96.03%	94.59%	96.23%	87.29%	89.26%
Tangible common equity / tangible assets[(1)]	8.42%	8.25%	8.65%	9.36%	10.11%
Key Performance Ratios					
Net interest margin	4.39%	4.03%	3.77%	3.78%	3.96%
Efficiency ratio	55.53%	55.07%	54.87%	54.40%	71.03%
Adjusted efficiency ratio[(1)]	54.50%	55.07%	54.87%	54.40%	55.61%
Non-interest expense to average assets	2.76%	2.56%	2.51%	2.66%	3.49%
Non-interest income to total revenues	13.01%	14.93%	18.77%	25.09%	23.55%
Return on average assets	1.33%	1.13%	1.25%	1.30%	1.02%
Adjusted return on average assets[(1)]	1.37%	1.13%	1.25%	1.30%	1.56%
Pre-tax pre-provision return on average assets [(1)]	2.05%	1.93%	1.87%	2.05%	1.28%
Dividend payout ratio on common stock	13.85%	14.75%	16.67%	15.52%	20.00%
Tangible book value per common share[(1)]	$ 16.19	$ 15.67	$ 16.01	$ 16.52	$ 17.51

(1) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

Byline Bancorp, Inc. | 18

Non-GAAP Reconciliation 19 As of or For the Three Months Ended Recast Recast Recast   (dollars in thousands, except per share data) December 31, 2022 September30, 2022 June 30, 2022 March 31, 2022 December 31, 2021 Net income and earnings per share excluding significant items Reported Net Income $ 24,367 $ 20,409 $ 21,780 $ 21,398 $ 17,189 Significant items: Impairment charges on assets held for sale and ROU asset 372 — — — 12,449 Merger-related expenses 538 — — — — Tax benefit (118) — — — (3,377) Adjusted Net Income   $ 25,159   $ 20,409   $ 21,780   $ 21,398   $ 26,261 Reported Diluted Earnings per Share $ 0.65 $ 0.55 $ 0.58 $ 0.56 $ 0.45 Significant items: Impairment charges on assets held for sale and ROU asset 0.01 — — — 0.33 Merger-related expenses 0.01 — — — — Tax benefit — — — — (0.09) Adjusted Diluted Earnings per Share   $ 0.67   $ 0.55   $ 0.58   $ 0.56   $ 0.69

Non-GAAP Reconciliation *(continued)*

(dollars in thousands)	As of or For the Three Months Ended				
	December 31, 2022	Recast September30, 2022	Recast June 30, 2022	Recast March 31, 2022	December 31, 2021
Adjusted non-interest expense:					
Non-interest expense	$ 50,500	$ 46,041	$ 43,585	$ 43,956	$ 59,090
Less: Significant items					
Impairment charges on assets held for sale and ROU asset	372	—	—	—	12,449
Merger-related expenses	538	—	—	—	—
Adjusted non-interest expense	$ 49,590	$ 46,041	$ 43,585	$ 43,956	$ 46,641
Adjusted non-interest expense ex. amortization of intangible assets:					
Adjusted non-interest expense	$ 49,590	$ 46,041	$ 43,585	$ 43,956	$ 46,641
Less: Amortization of intangible assets	1,596	1,611	1,868	1,596	1,738
Adjusted non-interest expense ex. amortization of intangible assets	$ 47,994	$ 44,430	$ 41,717	$ 42,360	$ 44,903
Pre-tax pre-provision net income:					
Pre-tax income	$ 31,733	$ 27,429	$ 28,162	$ 27,359	$ 23,067
Add: Provision for loan and lease losses	5,826	7,208	4,286	6,559	(1,415)
Pre-tax pre-provision net income	$ 37,559	$ 34,637	$ 32,448	$ 33,918	$ 21,652
Adjusted pre-tax pre-provision net income:					
Pre-tax pre-provision net income	$ 37,559	$ 34,637	$ 32,448	$ 33,918	$ 21,652
Add: Impairment charges on assets held for sale and ROU asset	372	—	—	—	12,449
Add: Merger-related expenses	538	—	—	—	—
Adjusted pre-tax pre-provision net income	$ 38,469	$ 34,637	$ 32,448	$ 33,918	$ 34,101
Tax Equivalent Net Interest Income					
Net interest income	$ 76,604	$ 68,635	$ 61,760	$ 58,331	$ 61,728
Add: Tax-equivalent adjustment	214	228	236	236	256
Net interest income, fully taxable equivalent	$ 76,818	$ 68,863	$ 61,996	$ 58,567	$ 61,984
Total revenues:					
Net interest income	$ 76,604	$ 68,635	$ 61,760	$ 58,331	$ 61,728
Add: Non-interest income	11,455	12,043	14,273	19,543	19,014
Total revenues	$ 88,059	$ 80,678	$ 76,033	$ 77,874	$ 80,742

Byline Bancorp, Inc. | 20

Non-GAAP Reconciliation *(continued)*

(dollars in thousands)	December 31, 2022	Recast September30, 2022	Recast June 30, 2022	Recast March 31, 2022	December 31, 2021
	As of or For the Three Months Ended				
Tangible common stockholders' equity:					
Total stockholders' equity	$ 765,816	$ 735,805	$ 755,649	$ 777,660	$ 836,382
Less: Preferred stock	—	—	—	—	10,438
Less: Goodwill and other intangibles	158,887	160,484	162,094	163,962	165,558
Tangible common stockholders' equity	$ 606,929	$ 575,321	$ 593,555	$ 613,698	$ 660,386
Tangible assets:					
Total assets	$ 7,362,941	$ 7,267,277	$ 7,124,030	$ 6,825,458	$ 6,696,172
Less: Goodwill and other intangibles	158,887	160,484	162,094	163,962	165,558
Tangible assets	$ 7,204,054	$ 7,106,793	$ 6,961,936	$ 6,661,496	$ 6,530,614
Tangible assets, excluding accumulated other comprehensive loss:					
Tangible assets	$ 7,204,054	$ 7,106,793	$ 6,961,936	$ 6,661,496	$ 6,530,614
Less: Accumulated other comprehensive loss	(117,550)	(124,898)	(91,262)	(56,388)	(8,302)
Tangible assets, excluding accumulated other comprehensive loss:	$ 7,321,604	$ 7,231,691	$ 7,053,198	$ 6,717,884	$ 6,538,916
Tangible common stockholders' equity, excluding accumulated other comprehensive loss					
Tangible common stockholders' equity	$ 606,929	$ 575,321	$ 593,555	$ 613,698	$ 660,386
Less: Accumulated other comprehensive loss	(117,550)	(124,898)	(91,262)	(56,388)	(8,302)
Tangible common stockholders' equity, excluding accumulated other comprehensive loss	$ 724,479	$ 700,219	$ 684,817	$ 670,086	$ 668,688
Average tangible common stockholders' equity:					
Average total stockholders' equity	$ 748,292	$ 765,821	$ 769,658	$ 822,053	$ 838,975
Less: Average preferred stock	—	—		9,974	10,438
Less: Average goodwill and other intangibles	159,680	161,292	163,068	164,837	166,396
Average tangible common stockholders' equity	$ 588,612	$ 604,529	$ 606,590	$ 647,242	$ 662,141
Average tangible assets:					
Average total assets	$ 7,266,053	$ 7,137,472	$ 6,966,564	$ 6,697,476	$ 6,699,069
Less: Average goodwill and other intangibles	159,680	161,292	163,068	164,837	166,396
Average tangible assets	$ 7,106,373	$ 6,976,180	$ 6,803,496	$ 6,532,639	$ 6,532,673
Tangible net income available to common stockholders:					
Net income available to common stockholders	$ 24,367	$ 20,409	$ 21,780	$ 21,202	$ 16,993
Add: After-tax intangible asset amortization	1,170	1,181	1,369	1,170	1,266
Tangible net income available to common stockholders	$ 25,537	$ 21,590	$ 23,149	$ 22,372	$ 18,259
Adjusted tangible net income available to common stockholders:					
Tangible net income available to common stockholders	$ 25,537	$ 21,590	$ 23,149	$ 22,372	$ 18,259
Impairment charges on assets held for sale and ROU asset	372	—	—	—	12,449
Merger-related expenses	538	—	—	—	—
Tax benefit on significant items	(118)	—	—	—	(3,377)
Adjusted tangible net income available to common stockholders	$ 26,329	$ 21,590	$ 23,149	$ 22,372	$ 27,331

Byline Bancorp, Inc. | 21 |

Non-GAAP Reconciliation *(continued)*

(dollars in thousands, except share and per share data, ratios annualized, where applicable)	December 31, 2022	Recast September30, 2022	Recast June 30, 2022	Recast March 31, 2022	December 31, 2021
	As of or For the Three Months Ended				
Pre-tax pre-provision return on average assets:					
Pre-tax pre-provision net income	$ 37,559	$ 34,637	$ 32,448	$ 33,918	$ 21,652
Average total assets	7,266,053	7,137,472	6,966,564	6,697,476	6,699,069
Pre-tax pre-provision return on average assets	2.05%	1.93%	1.87%	2.05%	1.28%
Adjusted pre-tax pre-provision return on average assets:					
Adjusted pre-tax pre-provision net income	$ 38,469	$ 34,637	$ 32,448	$ 33,918	$ 34,101
Average total assets	7,266,053	7,137,472	6,966,564	6,697,476	6,699,069
Adjusted pre-tax pre-provision return on average assets	2.10%	1.93%	1.87%	2.05%	2.03%
Net interest margin, fully taxable equivalent					
Net interest income, fully taxable equivalent	$ 76,818	$ 68,863	$ 61,996	$ 58,567	$ 61,984
Total average interest-earning assets	6,922,890	6,763,916	6,572,416	6,252,866	6,189,762
Net interest margin, fully taxable equivalent	4.40%	4.04%	3.78%	3.80%	3.97%
Non-interest income to total revenues:					
Non-interest income	$ 11,455	$ 12,043	$ 14,273	$ 19,543	$ 19,014
Total revenues	88,059	80,678	76,033	77,874	80,742
Non-interest income to total revenues	13.01%	14.93%	18.77%	25.09%	23.55%
Adjusted non-interest expense to average assets:					
Adjusted non-interest expense	$ 49,590	$ 46,041	$ 43,585	$ 43,956	$ 46,641
Average total assets	7,266,053	7,137,472	6,966,564	6,697,476	6,699,069
Adjusted non-interest expense to average assets	2.71%	2.56%	2.51%	2.66%	2.76%
Adjusted efficiency ratio:					
Adjusted non-interest expense excluding amortization of intangible assets	$ 47,994	$ 44,430	$ 41,717	$ 42,360	$ 44,903
Total revenues	88,059	80,678	76,033	77,874	80,742
Adjusted efficiency ratio	54.50%	55.07%	54.87%	54.40%	55.61%
Adjusted return on average assets:					
Adjusted net income	$ 25,159	$ 20,409	$ 21,780	$ 21,398	$ 26,261
Average total assets	7,266,053	7,137,472	6,966,564	6,697,476	6,699,069
Adjusted return on average assets	1.37%	1.13%	1.25%	1.30%	1.56%
Adjusted return on average stockholders' equity:					
Adjusted net income	$ 25,159	$ 20,409	$ 21,780	$ 21,398	$ 26,261
Average stockholders' equity	748,292	765,821	769,658	822,053	838,975
Adjusted return on average stockholders' equity	13.34%	10.57%	11.35%	10.56%	12.42%

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Non-GAAP Reconciliation *(continued)*

	As of or For the Three Months Ended				
	December 31, 2022	Recast September30, 2022	Recast June 30, 2022	Recast March 31, 2022	December 31, 2021
Tangible common equity to tangible assets:					
Tangible common equity	$ 606,929	$ 575,321	$ 593,555	$ 613,698	$ 660,386
Tangible assets	7,204,054	7,106,793	6,961,936	6,661,496	6,530,614
Tangible common equity to tangible assets	8.42%	8.25%	8.65%	9.36%	10.11%
Tangible common stockholders' equity, excluding accumulated other comprehensive loss to tangible assets, excluding accumulated other comprehensive loss					
Tangible common stockholders' equity, excluding accumulated other comprehensive loss	$ 724,479	$ 700,219	$ 684,817	$ 670,086	$ 668,688
Tangible assets, excluding accumulated other comprehensive loss:	7,321,604	7,231,691	7,053,198	6,717,884	6,538,916
Tangible common stockholders' equity, excluding accumulated other comprehensive loss to tangible assets, excluding accumulated other comprehensive loss	9.90%	9.68%	9.71%	9.97%	10.23%
Return on average tangible common stockholders' equity:					
Tangible net income available to common stockholders	$ 25,537	$ 21,590	$ 23,149	$ 22,372	$ 18,259
Average tangible common stockholders' equity	588,612	604,529	606,590	647,242	662,141
Return on average tangible common stockholders' equity	17.21%	14.17%	15.31%	14.02%	10.94%
Adjusted return on average tangible common stockholders' equity:					
Adjusted tangible net income available to common stockholders	$ 26,329	$ 21,590	$ 23,149	$ 22,372	$ 27,331
Average tangible common stockholders' equity	588,612	604,529	606,590	647,242	662,141
Adjusted return on average tangible common stockholders' equity	17.75%	14.17%	15.31%	14.02%	16.38%
Tangible book value per share:					
Tangible common equity	$ 606,929	$ 575,321	$ 593,555	$ 613,698	$ 660,386
Common shares outstanding	37,492,775	37,465,902	37,669,102	37,811,582	37,713,903
Tangible book value per share	$ 16.19	$ 15.67	$ 16.01	$ 16.52	$ 17.51
Accumulated other comprehensive loss to tangible common equity:					
Accumulated other comprehensive loss	$ 117,550	$ 124,898	$ 91,262	$ 56,388	$ 8,302
Tangible common equity	606,929	575,321	593,555	613,698	660,386
Accumulated other comprehensive loss to tangible common equity	19.4%	21.7%	15.4%	9.2%	1.3%

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